UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 8, 2007
F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)
FLORIDA

(State or Other Jurisdiction of Incorporation)

001-31940	25-1255406

(Commission File Number)	(IRS Employer Identification No.)

One F.N.B. Boulevard, Hermitage, PA	16148

(Address of Principal Executive Offices)	(Zip Code)
(724) 981-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT
     On November 8, 2007, F.N.B. Corporation(“FNB”)entered into a definitive agreement and plan of merger to acquire Omega Financial Corporation(“Omega”), a bank holding company located in State College, Pennsylvania. FNB will acquire the financial services company in a merger transaction valued at approximately $393 million. Under the terms of the merger agreement, Omega will merge with and into FNB, and shareholders of Omega will be entitled to receive 2.022 shares of FNB common stock for each share of Omega common stock. The transaction is expected to be completed during the second quarter of 2008, pending regulatory approvals and the approval of shareholders of both FNB and Omega.
     The merger agreement is attached to this Form 8-K as Exhibit 10.1 and is incorporated by reference herein.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

10.1	Agreement and Plan of Merger dated as of November 8, 2007 between F.N.B. Corporation and Omega Financial Corporation.

99.1	Press release dated November 9, 2007.

99.2	Presentation materials used in the November 9, 2007 conference call.

99.3	F.N.B. Corporation Employee Packet.

99.4	Omega Financial Corporation Employee Packet

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION (Registrant)

By:	/s/Brian F. Lilly

Name:	Brian F. Lilly
Title:	Chief Financial Officer (Principal Financial Officer)
Dated: November 9, 2007